                                                                                     Exhibit 99.1

CSX ANNOUNCES $2.0 BILLION SHARE REPURCHASE PROGRAM
AND 20 PERCENT DIVIDEND INCREASE

JACKSONVILLE, Fla. (February 14, 2007) - CSX Corporation (NYSE: CSX) today announced that its Board of Directors voted to authorize the repurchase of up to $2.0 billion of the company’s outstanding common shares. The program, which represents approximately 11 percent of the company’s total market capitalization, is expected to be completed by year-end 2008.

The Board has also increased the quarterly dividend on the company's common stock by 20 percent to 12 cents per share. This dividend increase follows the 54 percent increase previously announced on July 18, 2006.

"We believe that at current price levels, CSX shares are an attractive investment and that the strong transportation environment in 2007 will propel growth in earnings and free cash flow,” said Michael Ward, chairman and CEO of CSX Corporation. “The new repurchase plan and dividend increase highlights the Board and management team’s continuing confidence in CSX’s prospects for long-term growth and shareholder value creation.”

"As demonstrated by our recent record results and our expectation for continuing profitable growth, CSX is successfully executing on its strategic plan and delivering value to shareholders,” said Oscar Munoz , executive vice president and CFO. “Our significant free cash flow provides the financial flexibility to return capital to our shareholders while investing in our business for long-term growth."

The new share buyback program replaces the $500 million program announced on July 18, 2006. Under the previous program, nearly $365 million of the company’s common shares were purchased.

Under the new program, CSX will repurchase the shares from time to time for cash in open market transactions or in privately negotiated transactions in accordance with applicable federal securities laws. The timing and amount of repurchase transactions will be determined by the company's management based on their evaluation of market conditions, share price and other factors. The program may be suspended or discontinued at any time.

The increased dividend is payable March 15, 2007 to shareholders of record March 1, 2007.

CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports.

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This press release and other statements by the company contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to, among other items: projections and estimates of earnings, revenues, cost-savings, expenses, or other financial items; statements of management’s plans, strategies and objectives for future operation, and management’s expectations as to future performance and operations and the time by which objectives will be achieved; statements concerning proposed new products and services; and statements regarding future economic, industry or market conditions or performance. Forward-looking statements are typically identified by words or phrases such as “believe,” “expect,” “anticipate,” “project,” and similar expressions. Forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise any forward-looking statement. If the company does update any forward-looking statement, no inference should be drawn that the company will make additional updates with respect to that statement or any other forward-looking statements.

Forward-looking statements are subject to a number of risks and uncertainties, and actual performance or results could differ materially from that anticipated by these forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by these forward-looking statements include, among others: (i) the company’s success in implementing its financial and operational initiatives, (ii) changes in domestic or international economic or business conditions, including those affecting the rail industry (such as the impact of industry competition, conditions, performance and consolidation); (iii) legislative or regulatory changes; (iv) the inherent business risks associated with safety and security; and (v) the outcome of claims and litigation involving or affecting the company.

Other important assumptions and factors that could cause actual results to differ materially from those in the forward-looking statements are specified in the company’s SEC reports, accessible on the SEC’s website at www.sec.gov and the company’s website at www.csx.com.

Contacts:

David Baggs, Investor Relations
CSX Corporation
(904) 359-4812

Garrick Francis, Corporate Communications
CSX Corporation
(904) 359-1708

C S X  CORPORATION 500 Water St. 15th Floor, Jacksonville, Fl  32202
CSX Corporation, based in Jacksonville, Fla., is a leading transportation company providing rail, intermodal and rail-to-truck transload services. The company’s transportation network spans approximately 21,000 miles with service to 23 eastern states and the District of Columbia, and connects to more than 70 ocean, river and lake ports. More information about CSX Corporation and its subsidiaries is available at the company's web site, www.csx.com.